UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 6, 2011
HERCULES OFFSHORE, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	0-51582 (Commission file number)	56-2542838 (I.R.S. employer identification number)

9 GREENWAY PLAZA, SUITE 2200 HOUSTON, TEXAS (Address of principal executive offices)	77046 (Zip code)
Registrant’s telephone number, including area code: (713) 351-5100
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 6, 2011, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Hercules Offshore, Inc. (the “Company”) approved an increase to the annual base salary for Todd A. Pellegrin, Vice President, Worldwide Liftboat Operations, from $216,000 to $250,000, effective immediately. The Committee also approved modifications to the target payouts in 2012 under the Company’s Cash Performance Incentive and Retention Plan for Stephen M. Butz, Senior Vice President, Chief Financial Officer, and Treasurer, and Lisa W. Rodriguez, Vice President, Human Resources, based upon their respective annual base salaries. The target payout for Mr. Butz was increased from $180,000 to $216,000, while the target payout for Ms. Rodriguez was reduced from $349,200 to $180,000.
     Also on March 6, 2011, the Committee approved equity grants (the “Annual Equity Grants”) for certain of its executive officers. The Annual Equity Grants were annual grants made by the Committee pursuant to the Company’s Policy Regarding the Granting of Equity-Based Compensation Awards, which provides for approval by the Committee of annual equity grants at its meeting during the first or second quarter of each year.
     The Annual Equity Grants were made pursuant to the Company’s 2004 Long-Term Incentive Plan (the “LTIP”) to each of John T. Rynd, Chief Executive Officer and President, James W. Noe, Senior Vice President, General Counsel and Chief Compliance Officer, Terrell L. Carr, Vice President, Worldwide Operations, Mr. Butz, Mr. Pellegrin, and Ms. Rodriguez. Each of the executive officers received restricted stock awards, which vest 1/3 per year and have no performance criteria, and performance-based restricted stock awards, which vest 1/3 per year, subject to the achievement of company performance objectives with respect to two metrics in 2011. Threshold, target and stretch performance objectives have been established for each metric, with the officer vesting 33% more shares at the stretch level, 33% less shares at the threshold level, with vesting pro rated between levels, and no shares will be issued with respect to a particular metric if the threshold performance objective is not met with respect to such metric. At the target level, the restricted stock awards and the performance-based stock awards are 44% and 56%, respectively, of the total target grant. The number of shares issuable to each of the executive officers if the target objectives are achieved with respect to each metric is as set forth below:

Name of Executive	Non Performance-	Performance-Based	Total Target Grant
Officer	Based Grant	Target Grant
John T. Rynd	93,026	118,026	211,052
Stephen M. Butz	55,815	70,815	126,630
James W. Noe	55,815	70,815	126,630
Terrell L. Carr	55,815	70,815	126,630
Lisa W. Rodriguez	22,326	28,326	50,652
Todd A. Pellegrin	27,908	35,408	63,316

     All of the shares subject to the Annual Equity Grants will vest according to a 3-year vesting schedule on an annual pro rata basis on each of the first three anniversaries of the grant date. The remaining terms and provisions of the Annual Equity Grants will be set forth in Restricted Stock Award Agreements for each executive officer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.
Date: March 10, 2011	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer